Exhibit 10.6

OPTION AGREEMENT

Entered into by and among

BYAIR CORPORATION

and

Ming Li

and

Shanghai Mtone Wireless Network Information Co., Ltd.

Effective December 20, 2003

OPTION AGREEMENT

Option Agreement (this “Contract”), dated as of Dec 20, 2003, among:

(1)	BYAIR CORPORATION, a company established and registered in the U.S.A., with the address at 3080 Olcott Street, Suite 100 A, Santa Clara, CA 95054 (the “Party A”);

(2)	Li Ming, Resident of the People’s Republic of China (the “PRC”) (the “Party B”);

(3)	Shanghai Mtone Wireless Network Information Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with the legal registration address at Room 505-A, 727 Zhang Jiang Road, Pudong New District, Shanghai (the Party “C”).

As used in this Contract, each of Party A, Party B, and Party C is “the Party” respectively, and are collectively “the Parties”.

WHEREAS,

1.	Party B has the ownership of 60% equity interest in Party C.

2.	A loan agreement has been entered into by Party A and Party B on December 20, 2003 (the “Loan Agreement”).

3.	Party C and Mtone Wireless Telecommunication (Shanghai) Co., Ltd., a 100% owned subsidiary company of Party A, entered into a series of agreements such as the Exclusive Technical Services Agreement.

NOW, THEREFORE, the parties to this Contract hereby agree as follows:

1.	Purchase and Sale of Equity Interest

Section 1.1 Authorization

Party B hereby irrevocably delivers to Party A, under the laws of the PRC, the option (“Purchase Right of Equity Interest”) of, following the steps decided by Party A, and the price specified in Section 1.3 of this Contract, purchasing by Party A or by one or more persons designated by Party A (the “Designated Persons”) at any time from Party B of its all or part of the equity interest of Party C. Except Party A and the Designated Persons, any third party does not have such Purchase Right of Equity Interest. Party C hereby agrees the delivery of Purchase Right of Equity Interest from Party B to Party A. As specified in this Section and this Contract, the “person” refers to Person, Corporation, Joint Venture, Partnership, Enterprise, Trust or Non-Corporation Organization.

Section 1.2 Steps

The performance of Purchase Right of Equity Interest of Party A shall be upon and subject to the laws and regulations of PRC. Party A shall send a written notice (the “Notice of Purchase of Equity Interest”) to Party B upon its performance of Purchase Right of Equity Interest, the Notice of Purchase of Equity Interest shall have in it the following contents:

(a)	Party A’s decision of the performance of purchase right;

(b)	The Equity Interest prospected to be purchased by Party A from Party B (the “Purchased Equity Interest”);

(c)	Purchase Date/Equity Interest Transferring Date.

Section 1.3 Purchase Price

Except as the evaluation request of law, the price of the Purchased Equity Interest (“Purchase Price”) shall be equivalent to the actual amount of the Purchased Equity Interest contributed by Party B.

Section 1.4 Transfer of the Purchased Equity Interest

Every time upon Party A’s performance of the Purchase Right of Equity Interest:

(a)	Party B shall supervise and urge Party C to convene the shareholders meeting, and during the meeting, to pass the decision or resolution to transfer the equity interest from Party B to Party A and/or the Designated Persons;

(b)	Party B shall, upon the terms and conditions of this Contract and the Notice of Purchase of Equity Interest, enter into Equity Interest Transfer Contract with Party A (or, in applicable situation, the Designated Persons);

(c)

The related parties shall subscribe all other requisite contracts, agreements or documents, acquire all requisite approval and consent of the government, and, without any security interest, perform all requisite action to transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designated Person, and make Party A and/or the Designated Person become the registered owner of the Purchased Equity Interest. For this Section and this Contract, “Security Interest” refers to security, mortgage, right or interest of the third party, any option, right of acquisition, prior purchase right, right of set-off, ownership detainment or other security arrangements, and for avoidance of doubt, it does not include any security interest subject to this Contract or the equity interest pledge contract of Party B. As described in this Section and this Contract, “the Equity Interest Pledge Contract of Party B” refers to the Equity Interest Pledge Contract entered into by Mtone Wireless Telecommunication (Shanghai) Co., Ltd. and Party B dated as of the signing date of this Contract. According to said Contract, to ensure Party C to perform the obligations subject to the Exclusive Technology Consulting and Service Agreement entered into between Party C and Mtone Wireless Telecommunication (Shanghai) Co., Ltd., Party B pledges all its equity interest in Party C to Mtone Wireless Telecommunication (Shanghai) Co., Ltd.

Section 1.5 Payment

Whereas stipulated in the Loan Contract, any proceeds gained by Party B from the transfer of its equity interest in Party C shall be used, according to the Loan Contract, as the payment for its loan borrowed from Party A. Therefore, upon the exercise of the Purchase Right of Equity Interest by Party A, the Purchase Price shall be used by Party B to repay the loan from Party A. After such repayment, Party A does not need to make additional payments of the Purchase Price to Party B.

2.	Promises of Equity Interest

Section 2.1 Promises of Party C

Party C hereby promises:

(a)	Without prior written consent by Party A or Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, not, in any form, to complement, change or renew the Articles of the Association of Party C, to increase or decrease its registered capital, or to change the structure of the registered capital in any other form;

(b)	Following good finance and business standards and traditions, to maintain the existence of the corporation, and to operate its business and affairs prudently and effectively;

(c)	Without prior written consent by Party A or Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, not, from the signing date of this Contract, to sell, transfer, mortgage or in any other form to dispose any assets, legitimate or beneficial interest of business or income of Party C, or to approve of setting any other security interest of on it;

(d)

Without prior written notice by Party A or Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, no debt shall be incurred, be inherited, be guaranteed, or be allowed to exist, with the exception of: (i) debt from normal or daily business but not from borrowing; (ii) debt having been disclosed to Party A and having gained written consent from Party A;

(e)	To normally operate all business to maintain the asset value of Party C, not to perform or omit any action that substantially affects the operation and asset value;

(f)	Without prior written consent by Party A or Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, not to enter into any material contract, with the exception of contracts entered into in the ordinary course of business (as in this paragraph, a contract with a value more than a hundred thousand Yuan (RMB 100,000) shall be considered as a material contract);

(g)	Without prior written consent by Party A or Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, not to provide loan or credit to anyone;

(h)	Upon the request of Party A, to provide all Party C’s data on operations and finance;

(i)	To purchase and hold insurance from the insurance company accepted by Party A, the insurance amount and category being the same as those held by companies in the same area, operating similar businesses and owning similar properties and assets;

(j)	Without prior written consent by Party A or Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, not to merge or associate with any person, or purchase any Person or invest in any Person;

(k)	To notify Party A upon the occurrence or the probable occurrence of litigation, arbitration or administrative procedures related to the assets, business and income of Party C;

(l)	In order to keep the ownership of all its assets, Party C shall execute all requisite or appropriate documents, perform all requisite or appropriate action, and institute all requisite or appropriate proceedings, or make requisite or appropriate plea for all claims;

(m)	Without prior written consent by Party A, not to assign stock interests to shareholders in any form, but upon the request of Party A, to assign all its assignable profits to their own shareholders;

(n)	Upon the request of Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, to commission any person designated by Mtone Wireless Telecommunication (Shanghai) Co., Ltd. to be the member of the Board of Directors of Party C;

Section 2.2 Promises of Party B

Party B promises:

(a)	Without prior written consent by Party A or Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, not, dated from the signing date of this Contract, to sell, transfer, mortgage or in any other form to dispose any legitimate or beneficial interest of equity interest, or to approve of setting any other security interest on it, with the exception of the pledge set on the equity interest of Party B subject to Equity Interest Pledge Contract of Party B;

(b)	To urge the Board of Shareholders commissioned by it not to approve of, without prior written consent by Party A or Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, and dated from the signing date of this Contract, sell, transfer, mortgage or in any other form to dispose any legitimate or beneficial interest of equity interest, or to approve of setting any other security interest on it, with the exception of the pledge set on the equity interest of Party B subject to Equity Interest Pledge Contract of Party B;

(c)	To urge the Board of Shareholders commissioned by it not to approve Party C to, without prior written consent by Party A or Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co., Ltd. in PRC, merge or associate with any person, or purchase any person or invest in any person;

(d)	To notify Party A of the occurrence or the probable occurrence of the litigation, arbitration or administrative procedure related to the equity interest owned by it;

(e)	To urge the Board of Shareholders commissioned by it to vote to approve the transfer of the Purchased Equity Interest subject to this Contract;

(f)	In order to keep its ownership of the equity interest, to execute all requisite or appropriate documents, perform all requisite or appropriate action, and institute all requisite or appropriate proceedings, or make requisite or appropriate plea for all claims;

(g)	Upon the request of Party A’s 100% owned subsidiary company Mtone Wireless Telecommunication (Shanghai) Co. in PRC, to commission any person designated by Mtone Wireless Telecommunication (Shanghai) Co., Ltd. to be the member of the Board of Directors of Party C;

(h)	Upon the request of Party A at any time, to immediately transfer its equity interest to the representative designated by Party A unconditionally at any time, and abandon its prior purchase right of such equity interest transferring to another available shareholder;

(i)	To prudently comply with the terms and conditions of this Contract and other contracts entered into jointly or respectively by Party B, Party C and Party A and Mtone Wireless Telecommunication (Shanghai) Co., Ltd., to actually perform all obligations under these contracts, without doing or otherwise any action that sufficiently affects the validity and enforceability of these contracts;

3.	Representations and Warranties

Representations and Warranties of Party B and Party C

Dated as of the signing date of this Contract and every transferring date, Party B and Party C hereby represent and warrant jointly and severally to Party A as follows:

(a)	It has the right and ability to enter into and deliver this Contract, and any equity interest transferring contract (“Transferring Contract” respectively) having it as a party, for every single transfer of the purchased equity interest according to this Contract, and to perform its obligations under this Contract and any Transferring Contract. Upon execution, this Contract and the Transferring Contracts having it as a party constitute a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

(b)	The execution, delivery of this Contract and any Transferring Contract and performance of the obligations under this Contract and any Transferring Contract do not: (i) cause the violation of any relevant laws of PRC; (ii) constitute a conflict with its Articles of Association or other organizational documents; (iii) cause the breach of any contract or instruments to which it is a party or having binding obligation on it, or cause the breach of any contract or instruments to which it is a party or having binding obligation on it; (iv) cause the violation of relevant authorization of any consent or approval to it and/or any continuing valid condition; or (v) cause any consent or approval authorized to it to be suspended, removed, or into which other requests be added;

(c)	Party B holds title to and sellable ownership of all assets. Party B does not set any security interest on the said assets;

(d)	Party C does not have any undischarged debt, with the exception of (i) debt from its normal business; and (ii) debt having been disclosed to Party A and having gained written consent from Party A;

(e)	Party C abides by all laws and regulations applicable to the purchase of assets;

(f)	No litigation, arbitration or administrative procedure relating to equity interest, assets of Party C or the corporation is underway or to be decided or to probably take place;

4.	Effective Date

This Contract shall be effectively dated from the signing date, with the term of effect as 10 years, and can be extended to another 10 years by the choice of Party A.

5.	Applicable Law and Dispute Resolution

Section 5.1 Applicable Law

The execution, validity, construing and performance of this Contract, and resolution of the disputes under this Contract, shall be in accordance with the laws of PRC.

Section 5.2 Dispute Resolution

Any dispute arising from the construing and performance of this Contract shall be settled through friendly consultation between the parties of this Contract. If no settlement can be reached through such consultation within thirty (30) days after the date of the written notice sent by one party to the other requesting to settle the dispute, then each of the parties shall have the right to refer the matter to China International Economic and Trade Arbitration Commission, for settlement by arbitration according to its valid arbitration rules at the appointed time. The arbitration shall take place in Shanghai. The arbitration result is final, and is binding to both parties of this Contract.

6.	Taxes and Expenses

Every party shall, according to laws of PRC, bear any and all transferring and registering taxes, costs and expenses for the preparation and execution of this Contract and all Transferring Contracts, and those arising from or imposed on the party, to complete the transactions of this Contract and all Transferring Contracts.

7.	Notices

This Contract requests that notices or other communications sent by any party or corporation shall be written in Chinese, and be delivered by the specified person, mail or fax to other parties at the following addresses or other specified addresses provided by the parties. The date upon which notice shall be deemed to be duly given or made shall be as follows: (a) for notices delivered by specified person, the date of delivery shall be deemed as having been duly given or made; (b) for notices delivered by mail, the tenth day of the delivery date of air certified mail with postage prepaid (as shown on stamp) shall be deemed as having been duly given or made; and (c) for notices by fax, the receipt date showed on the delivery confirming paper of the relevant document shall be deemed as having been duly given or made.

Party A: BYAIR CORPORATION

Address: 3080 Olcott Street, Suite 100 A, Santa Clara, CA95054

Tel: 408 986-8988

Fax: 408 986-9309

Party B: Li Ming

Party C: Shanghai Mtone Wireless Network Information Co. Ltd.

Address: Floor 11, Min Fang Building, 593 Fuxing Zhong Lu , Shanghai

Fax: 021-24028299

Tel: 021-24028288

8.	Confidentiality

Each party admit and confirm any oral or written materials exchanged by the parties relating to this Contract are confidential. Each party shall maintain the secrecy and confidentiality of all such materials. Without written approval by the other party, the party shall not disclose to any third party any relevant materials, but with the exception of the following: (a) such materials and or may be publicly known (but not disclosed by the party accepting the materials); (b) materials required to be disclosed subject to applicable ordinances or listing rules or precedents; or (c) any party necessarily discloses materials to its legal or financial consultant relating the transaction of this Contract, and this legal or financial consultant shall have the obligation of confidentiality similar to that set forth in this Section. The breach of the obligation of confidentiality by staff or employed institution of any party shall be deemed as the breach of such obligation by that party, and by whom the liabilities for breach shall be borne. No matter this Contract may terminate by any reason, this Section shall continue in force and effect.

9.	Further Warranties

The Parties to the Contract agree to promptly sign the documents reasonably requisite to the performance of the provisions and the aim of this Contract or documents beneficial to it, and to take actions reasonably requisite to the performance of the provisions and the aim of this Contract or actions beneficial to it.

10.	Miscellaneous

Section 10.1 Amendment, Modification and Supplement

Amendment, modification and supplement of this Contract shall be subject to the written agreement signed by each party.

Section 10.2 Observance of Laws and Regulations

The parties of the contract shall observe and make sure the operation of each party fully observe all laws and regulations of PRC officially published and publicly available.

Section 10.3 Entire Agreement

Except for the written amendment, supplement and modification of this Contract following the date of execution, this contract and attachments 1 constitute the entire agreement of the parties hereto with respect to the object hereof and supersedes all prior oral or written agreements, representation and contracts with respect to the object hereof.

Section 10.4 Headings

The headings contained in this Contract are for convenience of reference only and shall not affect the interpretation, explanation or in any other way the meaning of the provisions of this Contract.

Section 10.5 Language

This Contract shall be executed in Chinese and English in triplicate, and in case of conflict, the Chinese version shall prevail.

Section 10.6 Divisibilty

If any one or more provisions of this Contract are judged as invalid, illegal or non-enforceable in any way according to any laws or regulations, the validity, legality and enforceability of other provisions hereof shall not be affected or impaired in any way. All parties shall, through sincere consultation, urge to replace those invalid, illegal or non-enforceable provisions with valid ones, and from such valid provisions, similar economic effects shall be tried to reach as from those invalid, illegal or non-enforceable provisions.

Section 10.7 Successor

This Contract shall bind and benefit the successor of each party and the transferee allowed by each party.

Section 10.8 Survival

(a)	Any obligation taking place or at term hereof prior to the end or termination ahead of the end of this Contract shall continue in force and effect notwithstanding the occurrence of the end or termination ahead of the end of the Contract.

(b)	Section 5, Section 7 and Section 5.8 hereof shall continue in force and effect after the termination of this Contract.

Section 10.9 Waiver

Any party to this Contract may waive the terms and conditions of this Contract. Such waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver by a party to the breach hereof by other parties in certain situation shall not be construed as a waiver to any similar breach by other parties in other situation.

IN WITNESS THEREFORE, the parties hereof have caused this Contract to be executed by their duly authorized representatives as of the date first written above.

Party A: BYAIR CORPORATION

By:	/S/ [SIGNATURE ILLEGIBLE]

Party B: Ming Li

By:	/S/ MING LI

Party C: Shanghai Mtone Wireless Network Information Co. Ltd.

By:	/S/ [SIGNATURE ILLEGIBLE]